NOTICE OF FULL OPTIONAL REDEMPTION

OLD LINE BANCSHARES, INC.

FIXED TO FLOATING RATE SUBORDINATED NOTE DUE 2026

NOTICE IS HEREBY GIVEN pursuant to the terms of the governing document dated as of August 15, 2016, between Old Line Bancshares, Inc., as Issuer, and U.S. Bank National Association, as Trustee or Agent, that the bonds listed below have been selected for Full Redemption on November 15, 2021 (the Redemption Date) at the price listed below of the principal amount (the Redemption Price) together with interest accrued to the Redemption Date.

*CUSIP	Maturity	Rate	Amount	Price
67984MAA8	08/15/2026	Variable	$2,500,000	100.00%
67984MAB6	08/15/2026	Variable	$1,000,000	100.00%
67984MAC4	08/15/2026	Variable	$31,500,000	100.00%

Pursuant to the Governing Documents, payment of the Redemption Price on the Bonds called for redemption will be paid without presentation of the Bonds if presentment is not required and upon presentation of the Bonds if presentment is required.  If presentment is required, surrender thereof can be made in the following manner:

Delivery Instructions:

U.S.  Bank

Global Corporate Trust

111 Fillmore Ave E

St. Paul, MN 55107

Bondholders presenting their bonds in person for same day payment must surrender their bond(s) by 1:00 P.M. CST on the Redemption Date and a check will be available for pick up after 2:00 P.M. CST.  Checks not picked up by 4:30 P.M. CST will be mailed out to the bondholder via first class mail.  If payment of the Redemption Price is to be made to the registered owner of the Bond, you are not required to endorse the Bond to collect the Redemption Price.

Interest on the principal amount designated to be redeemed shall cease to accrue on and after the Redemption Date.

For a list of redemption requirements please visit our website at www.usbank.com/corporatetrust and click on the "Bondholder Information" link for Redemption instructions. You may also contact our Bondholder Communications team at 1-800-934-6802 Monday through Friday from 8 AM to 6 PM CST.

IMPORTANT NOTICE

Federal law requires the Paying Agent to withhold taxes at the applicable rate from the payment if an IRS Form W-9 or applicable IRS Form W-8 is not provided. Please visit www.irs.gov for additional information on the tax forms and instruc tions.

*The Undersigned shall not be held responsible for the selection or use of the CUSIP number in this Redemption Notice, nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

By: U.S. Bank National Association

As Trustee or Agent

Dated: October 7, 2021